EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:	October 7, 2009

FINANCIAL EDGE FUND, L.P.

By:	PL CAPITAL, LLC
General Partner

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

FINANCIAL EDGE-STRATEGIC FUND, L.P.

By:	PL CAPITAL, LLC
General Partner

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

PL CAPITAL/FOCUSED FUND, L.P.

By:	PL CAPITAL, LLC
General Partner

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

GOODBODY/PL CAPITAL, L.P.

By:	GOODBODY/PL CAPITAL, LLC
General Partner

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

GOODBODY/PL CAPITAL, LLC

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

PL CAPITAL ADVISORS, LLC

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member
PL CAPITAL, LLC

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

By:	/s/ John W. Palmer
John W. Palmer

By:	/s/ Richard J. Lashley
Richard J. Lashley

By:	/s/ Beth Lashley
Beth Lashley